Exhibit 99.1

  Freescale Semiconductor Announces Tender Offers and Consent Solicitations for
            Freescale's Outstanding 6.875% Senior Notes due 2011 and
                          7.125% Senior Notes due 2014


     AUSTIN, Texas--(BUSINESS WIRE)--Oct. 23, 2006--Freescale Semiconductor, Inc. (NYSE:FSL) (NYSE:FSL.B), announced today that it is commencing tender offers for its $350 million aggregate outstanding principal amount of 6.875% Senior Notes due 2011 and its $500 million aggregate outstanding principal amount of 7.125% Senior Notes due 2014 (together, the "Notes"). In connection with the tender offers, Freescale is soliciting consents to proposed amendments that would, among other things, eliminate most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes. The tender offers will expire at 5:00 p.m., prevailing eastern time, on November 21, 2006, unless either or both tender offers are earlier terminated or extended (such date and time, the "Expiration Date"). In order to receive the consent payment, which is included in the total consideration, holders must tender their Notes and consent to the proposed amendments at or prior to 5:00 p.m., prevailing eastern time, on November 3, 2006, unless the time and date for either or both consents is extended (such date and time, the "Consent Date").

     Both tender offers and consent solicitations are being made pursuant to the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated October 23, 2006 (the "Statement"). The Statement contains a description of the specific terms and conditions of the tender offers and consent solicitations. Subject to certain exceptions set forth in the Statement, tenders of Notes may be withdrawn and consents may be revoked at any time until the applicable Consent Date, but not thereafter.

     Subject to the terms and conditions in the Statement, Freescale will pay each Holder who validly consents to the applicable proposed amendments at or prior to 5:00 p.m., prevailing eastern time, on the applicable Consent Date, $30.00 in cash per $1,000 principal amount of the Notes (the "Consent Payment") for which consents have been validly delivered and not validly revoked at or prior to 5:00 p.m., prevailing eastern time, on the applicable Consent Date, payable on the applicable settlement date.

     As more fully described in the Statement, the total consideration for each $1,000 principal amount of each series of Notes validly tendered pursuant to the applicable tender offer and accepted for payment on the applicable settlement date and consents delivered pursuant to the applicable solicitation and not validly withdrawn or revoked at or prior to 5:00 p.m., prevailing eastern time, on the applicable Consent Date, will be determined with respect to each series of Notes on the basis of a yield to the applicable First Call Date (as defined in the Statement) equal to the sum of the bid-side yield on the applicable reference treasury security with respect to such series of Notes as calculated by the Dealer Managers in accordance with standard market practice plus the applicable fixed spread of 50 basis points. The total consideration applicable to a series of Notes includes the Consent Payment applicable to such series of Notes and is payable on the applicable settlement date. In addition, any holders who validly tender and do not validly withdraw their Notes in the tender offers will receive accrued and unpaid interest from the last interest payment date to, but not including, the settlement date with respect to such series of Notes, payable on the applicable settlement date. Subject to the terms and conditions in the Statement, the settlement date for each tender offer is expected to occur promptly following the applicable Expiration Date.

     Each tender offer is conditioned upon the satisfaction of certain conditions, including, among other things, there being validly tendered and not withdrawn at least a majority in aggregate principal amount of the outstanding Notes of each applicable series and the receipt of the requisite consents for each applicable series of Notes, execution of the applicable supplemental indenture providing for the applicable proposed amendments and the consummation of the merger pursuant to the previously announced Agreement and Plan of Merger, dated as of September 15, 2006, by and among Freescale, Firestone Holdings LLC and Firestone Acquisition Corporation.

     Each of Credit Suisse Securities (USA) LLC and Citigroup Corporate and Investment Banking has been retained as a Dealer Manager in connection with the tender offers and as a Solicitation Agent in connection with the consent solicitations. Any questions or requests for assistance may be directed to either Credit Suisse Securities (USA) LLC by telephone at (800) 820-1653 (U.S. toll-free) or (212) 325-7596 (collect), or Citigroup Corporate and Investment Banking by telephone at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (collect). D.F. King & Co., Inc. has been retained as Tender Agent and as Information Agent in connection with the tender offers and consent solicitations. Requests for additional copies of the Statement or any other document may be directed to D.F. King & Co., Inc. by telephone at (800) 714-3312 (U.S. toll-free), or in writing at 48 Wall Street, New York, New York 10005.

     The tender offers and consent solicitations are being made solely by means of the Statement. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of Freescale. In any jurisdiction where the laws require the tender offers or consent solicitations to be made by a licensed broker or dealer, the tender offers or consent solicitations shall be deemed made on behalf of Freescale by Credit Suisse Securities (USA) LLC or Citigroup Global Markets Inc. or one or more registered brokers or dealers under the laws of such jurisdiction.

     About Freescale Semiconductor

     Freescale Semiconductor, Inc. is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2005 sales of $5.8 billion (USD).
www.Freescale.com.

     Freescale(TM) and the Freescale logo are trademarks of Freescale Semiconductor, Inc. The Power Architecture and Power.org wordmarks and the Power and Power.org logos and related marks are trademarks and service marks licensed by Power.org. All other product or service names are the property of their respective owners.

     Caution Regarding Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the future. The forward-looking statements contained in this press release include statements about Freescale's intention to commence the tender offers for all of the Notes, the consideration for each series of Notes and the anticipated timing of the tender offers. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of Freescale and its management. For example, if holders of Notes do not tender their Notes or deliver valid corresponding consents to the proposed amendments, the tender offers will not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the tender offers will be completed, costs and potential litigation associated with the tender offers, the inability to obtain or meet specific conditions imposed for the tender offers, the failure of to meet the closing conditions and to consummate the Merger, the extent and timing of regulatory approvals and the risk factors discussed from time to time by Freescale in reports filed with the Securities and Exchange Commission (the "SEC"). We urge you to carefully consider the risks which are described in Freescale's Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended September 29, 2006 and in Freescale's other SEC filings. Freescale undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.


    CONTACT: Freescale Semiconductor, Inc., Austin
             Media:
             Robert Hatley, 512-996-5134
             Robert.Hatley@freescale.com
             or
             Investors:
             Mitch Haws, 512-895-2454
             Mitch.Haws@freescale.com